Exhibit 24.1

November 4, 2003


Thomas A. Fanning and Wayne Boston


Dear Sirs:

         Southern Power Company proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed exchange of up to $575,000,000 in aggregate principal amount of the Company's 4.875% Senior Notes, Series D due July 15, 2015 for a like principal amount of the Company's issued and outstanding 4.875% Senior Notes, Series C due July 15, 2015.

         Southern Power Company and the undersigned directors and officers of Southern Power Company, individually as a director and/or as an officer of Southern Power Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing such Registration Statement and appropriate amendment or amendments (including post-effective amendments) thereto.

                                                Yours very truly,


                                                SOUTHERN POWER COMPANY


                                                By /s/W. Paul Bowers
                                                     W. Paul Bowers
                                          President and Chief Executive Officer

              /s/W. Paul Bowers                   /s/David M. Ratcliffe
                W. Paul Bowers                      David M. Ratcliffe




            /s/Thomas A. Fanning                  /s/Cliff S. Thrasher
              Thomas A. Fanning                     Cliff S. Thrasher




            /s/H. Allen Franklin                  /s/Tommy Chisholm
              H. Allen Franklin                     Tommy Chisholm




            /s/Charles D. McCrary
             Charles D. McCrary

Extract from unanimous written consent of the board of directors of Southern Power Company.


                               - - - - - - - - - -

                  FURTHER RESOLVED, That each officer or director of the Corporation who may be required to execute the Exchange Registration Statement or Shelf Registration Statement or any amendment or amendments thereto to be filed with the Commission, is hereby authorized and empowered, in the name and on behalf of the Corporation, to execute a power of attorney appointing Thomas A. Fanning and E. Wayne Boston his or her true and lawful attorney or attorney-in-fact and agent with the power to act, with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in his or her capacity as a director or officer or both, as the case may be, of the Corporation, to sign the Exchange Registration Statement or Shelf Registration Statement and any and all amendments thereto and all documents or instruments necessary, appropriate or desirable to enable the Corporation to comply with the Securities Act, other federal and state securities laws and other applicable United States and other laws in connection with the Exchange Offering, and to file the same with the Commission with full power and authority of said attorney-in-fact to do and to perform, in the name and on behalf of each such officer or director, or both, as the case may be, every act whatsoever necessary or appropriate, as fully and for all intents and purposes as such officer or director, or both, as the case may be, might or could do in person;


                               - - - - - - - - - -

         The undersigned officer of Southern Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Southern Power Company, duly held on May 7, 2003, at which a quorum was in attendance and voting throughout and that said resolution has not since been rescinded but is still in full force and effect.


Dated  November 14, 2003                          SOUTHERN POWER COMPANY


                                                By /s/Wayne Boston
                                                     Wayne Boston
                                                 Assistant Secretary



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